Exhibit 99.1
NFP Announces Third Quarter 2010 Results

Revenue Grew 3.3%; Organic Revenue Grew 6.5%

Financial Highlights(1)	3Q 2010	3Q 2009	% Change	3Q 2010	2Q 2010	% Change	YTD 2010	YTD 2009	% Change
(Dollars in millions, except per share data)

Revenue	$237.5	$229.9	3.3%	$237.5	$234.9	1.1%	$697.6	$671.1	4.0%
Net income (loss)	8.2	10.5	-21.9%	8.2	12.1	-31.8%	27.3	(495.2)	NM
Net income (loss) per diluted share	0.19	0.24	-20.8%	0.19	0.27	-29.6%	0.62	(12.11)	NM
Cash earnings	22.3	26.4	-15.8%	22.3	25.2	-11.7%	69.4	70.9	-2.1%
Cash earnings per diluted share	$0.50	$0.61	-18.0%	$0.50	$0.57	-12.3%	$1.58	$1.67	-5.4%
Adjusted EBITDA	$26.8	$30.9	-13.1%	$26.8	$26.3	1.9%	$80.7	$83.4	-3.2%
Adjusted EBITDA margin	11.3%	13.4%		11.3%	11.2%		11.6%	12.4%
Cash flow from operations	$34.2	$50.4	-32.1%	$34.2	$37.3	-8.2%	$76.4	$83.0	-8.0%

(1) This summary includes financial measures not calculated based on generally accepted accounting principles.
NM indicates metric not meaningful.

NEW YORK, NY – November 2, 2010 – National Financial Partners Corp. (NYSE: NFP), a provider of benefits, insurance and wealth management services, today reported financial results for the third quarter ended September 30, 2010.

Commenting on today’s announcement, Jessica M. Bibliowicz, chairman, president and chief executive officer said, “In the third quarter 2010 we generated organic revenue growth of 6.5% and continued to generate strong cash flow.  This positive performance was primarily driven by the Corporate Client Group, where revenue increased and margins improved, as well as increased revenue in the Advisor Services Group.  Also in the third quarter, we saw a continuation of the recent challenges facing the life insurance market.  Our newly-introduced branding initiatives are off to a strong start and we expect to continue our successful implementation to further enhance brand awareness with our clients.”

Third Quarter Results - Consolidated
NFP reported third quarter 2010 net income of $8.2 million, or net income of $0.19 per diluted share, compared with net income of $10.5 million, or net income of $0.24 per diluted share in the prior year period.  Net income in the third quarter 2010 included a $9.7 million pre-tax gain from NFP’s recent recapitalization, as well as a $13.4 million pre-tax charge related to the accelerated vesting of approximately 1.5 million restricted stock units (“RSUs”) for certain principals.  Net income in the third quarter 2009 included $1.9 million pre-tax from the proceeds of an NFP-owned key-person life insurance settlement.

Third quarter 2010 cash earnings was $22.3 million, or $0.50 per diluted share, compared with $26.4 million, or $0.61 per diluted share, in the third quarter 2009.  Cash earnings in the third quarter 2010 excluded the $9.7 million pre-tax gain from NFP’s recent recapitalization, as well as the $13.4 million pre-tax charge related to the accelerated vesting of RSUs for certain principals. Cash earnings in the third quarter 2009 included proceeds from the settlement of an NFP-owned key-person life insurance policy, which contributed $0.03 to cash earnings per diluted share. Cash earnings is a non-GAAP measure and a reconciliation of net income to this non-GAAP measure is provided in the attached tables.

Adjusted EBITDA in the third quarter 2010 was $26.8 million with an Adjusted EBITDA margin of 11.3%, compared with Adjusted EBITDA of $30.9 million with an Adjusted EBITDA margin of 13.4% in the prior year period.  Adjusted EBITDA in the third quarter 2010 excluded the $13.4 million pre-tax charge related to the accelerated vesting of RSUs for certain principals.  Adjusted EBITDA is a non-GAAP measure and a reconciliation of net income to this non-GAAP measure is provided in the attached tables.

Revenue was $237.5 million in the third quarter 2010, an increase of $7.6 million, or 3.3%, compared with $229.9 million in the third quarter 2009. This increase was driven largely by the Corporate Client Group and the Advisor Services Group.  Organic revenue grew 6.5% in the third quarter 2010, compared with the prior year period, and included positive contributions from all three segments.

Total operating expenses were $235.2 million, compared with $212.2 million in the prior year period.  Operating expenses in the third quarter 2010 included the charge related to the accelerated vesting of RSUs for certain principals which was included in management fees.

Cash flow from operations for the third quarter 2010 was $34.2 million compared with cash flow from operations of $50.4 million in the third quarter 2009.  Cash flow from operations was impacted by the $7.4 million cash settlement component of the accelerated vesting of RSUs granted to certain principals.  Cash flow from operations in the third quarter 2009 included the after-tax impact of the $1.2 million of key-person life insurance settlement proceeds.

Third Quarter Results - Segments
NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)
The CCG is one of the leading corporate benefits advisors in the middle market, offering clients independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.  The CCG serves corporate clients by providing advisory and brokerage services related to planning and administration, which take into account the clients’ overall business profile and needs.

The CCG accounted for 39.8% of NFP’s revenue for the third quarter 2010 and 39.4% in the third quarter 2009.  CCG revenue was $94.6 million in the third quarter 2010 compared with $90.7 million in the prior year period, an increase of $3.9 million or 4.4%.  CCG organic revenue growth was 9.6%.

CCG Adjusted EBITDA was $17.2 million in the third quarter 2010 compared with $15.3 million in the prior year period, an increase of $1.9 million or 13.0%.  Adjusted EBITDA margin of 18.2% in the third quarter 2010 increased from 16.8% in the prior year period.

Individual Client Group (ICG)
The ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals.  In evaluating their clients’ near and long-term financial goals, the ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

The ICG accounted for 38.7% of NFP’s revenue for the third quarter 2010 and 42.4% in the third quarter 2009.  ICG revenue was $91.9 million in the third quarter 2010 compared with $97.4 million in the prior year period.  ICG organic revenue growth was 0.8%.

ICG Adjusted EBITDA was $8.3 million with an Adjusted EBITDA margin of 9.1% in the third quarter 2010 compared with Adjusted EBITDA of $14.3 million with an Adjusted EBITDA margin of 14.7% in the prior year period.

Advisor Services Group (ASG)
The ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering broker-dealer and asset management products and services.  The ASG attracts financial advisors seeking to provide clients with sophisticated resources and an open choice of products.

The ASG accounted for 21.5% of NFP’s revenue for the third quarter 2010 and 18.2% for the third quarter 2009.  ASG revenue was $51.0 million in the third quarter 2010 compared with $41.8 million in the prior year period, an increase of $9.2 million or 21.8%.  ASG organic revenue growth was 11.4%.

ASG Adjusted EBITDA was $1.2 million with an Adjusted EBITDA margin of 2.5% in the third quarter 2010 compared with Adjusted EBITDA of $1.3 million with an Adjusted EBITDA margin of 3.0% in the prior year period.

As of September 30, 2010, assets under management at NFP’s registered investment advisor were $8.9 billion, compared with $7.6 billion as of September 30, 2009.

Recapitalization
During the third quarter 2010, NFP completed its recapitalization initiatives including:

•	Purchasing and retiring $229.9 million of the $230.0 million aggregate principal amount of 0.75% convertible senior notes due 2012, in a tender offer completed in July 2010;
•	Purchasing and retiring the remaining $0.1 million of the $230.0 million aggregate principal amount of the 0.75% convertible senior notes due 2012, in a private transaction in August 2010;
•	Funding the tender offer with:
o	$125.0 million aggregate principal amount of 4.0% convertible senior notes due 2017 issued in June 2010;
o	$125.0 million four-year term loan, part of a new credit facility due July 2014 that closed in July 2010;
•	Closing the $100.0 million four-year revolving credit facility portion of the new credit facility, of which no amounts are currently drawn; and
•	Repaying and terminating NFP’s previous credit facility that was due August 2011, the outstanding principal and interest of which were repaid on June 30, 2010.

In the third quarter 2010, NFP recognized a $9.7 million pre-tax gain related to the tender offer.

Revision to Principals’ Long-Term Incentives
In September 2010, NFP accelerated the vesting of approximately 1.5 million RSUs granted to certain principals primarily through last year’s Long-Term Equity Incentive Plan.  There was no acceleration for RSU awards granted to directors or executive officers of NFP. Payment upon vesting of the RSUs was made 60% in restricted shares and 40% in cash.  The restricted shares are primarily subject to liquidity restrictions until November 24, 2012, which is the original vesting date of the RSUs awarded under last year’s Long-Term Equity Incentive Plan.

These actions reduced NFP’s fully diluted shares outstanding by 586,555 shares, eliminated potential earnings volatility associated with the variable accounting treatment of the principals’ RSUs and resulted in a $13.4 million pre-tax charge in the third quarter 2010, which is reflected in management fees.

Earnings Conference Call & Presentation
The Company will conduct its third quarter 2010 earnings conference call and audio webcast on November 3, 2010, from 8:00 to 9:00 a.m. (ET).  The conference call will be available live via telephone and the Internet.  To access the call, dial 617-597-5359  (when prompted, callers should provide the access code “NFP”).  The conference call and webcast will be accompanied by a presentation.  The presentation will be available for electronic download on the Company’s Web site approximately one hour before the conference call and webcast is scheduled to begin.  The presentation may also be viewed automatically upon connecting to the webcast.  To listen to the conference call over the Internet, visit www.nfp.com/ir.  The conference call will be available for replay via telephone and Internet for a period of 90 days.  To listen to a replay of the conference call via telephone, dial 888-286-8010.  The access code for the replay is 91686831.  To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About NFP
National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term.  NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments.  The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance.  The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services.  The Advisor Services Group serves independent financial advisors by offering broker-dealer and asset management products and services.  In 2010 NFP was ranked as the ninth Top Global Insurance Broker by Best’s Review; as the number one Executive Benefits Provider of Deferred Compensation Plans Administered by PlanSponsor; operated a top ten Independent Broker Dealer as ranked by Financial Planning and Financial Advisor; had four advisors ranked in Barron’s Top 100 Independent Advisors and is a leading independent life insurance distributor according to many top-tier carriers. For more information, visit www.nfp.com

Reconciliation of Non-GAAP Measures
The Company analyzes its performance using historical and forward-looking non-GAAP measures called cash earnings and cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures.  The Company believes these non-GAAP measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP.  Cash earnings is defined as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest expense and the after-tax impact of certain non-recurring items.  Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated.  Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively.  Adjusted EBITDA is defined as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, the pre-tax impact of the accelerated vesting of certain RSUs and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.  Adjusted EBITDA should not be viewed as a substitute for net income.  A reconciliation of these non-GAAP measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended September 30, 2010, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth
The Company uses organic revenue growth as a comparable revenue measurement for future periods. The Company excludes the first twelve months of revenue generated from new acquisitions and the revenue derived from businesses fully disposed of in each period presented.  With respect to sub-acquisitions, the Company establishes an internal revenue generation expectation (the “acquired revenue”) of a new sub-acquisition.  During the first twelve months immediately following the sub-acquisition, the Company reduces the acquired revenue amount from the actual revenue generated by the sub-acquisition and includes the revenue growth above or below acquired revenue within the organic growth percentage.  With respect to situations where a significant portion of a business' assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Forward-Looking Statements
This release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations or strategy. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include:  (1) NFP’s ability, through its operating structure, to respond quickly to regulatory, operational or financial situations impacting its businesses; (2) the ability of the Company’s businesses to perform successfully following acquisition, including through cross-selling initiatives, and the Company’s ability to manage its business effectively and profitably through its reportable segments and the principals of its businesses; (3) any losses that NFP may take with respect to dispositions, restructures or otherwise; (4) an economic environment that results in fewer sales of financial products or services; (5) the occurrence of events or circumstances that could be indicators of impairment to goodwill and intangible assets which require the Company to test for impairment, and the impact of any impairments that the Company may take; (6) the impact of the adoption, modification or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (7) NFP’s success in acquiring and retaining high-quality independent financial services businesses; (8) the financial impact of NFP’s incentive plans; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates, credit market conditions and general economic factors; (10) adverse developments in the Company’s markets, such as those related to compensation agreements with insurance companies or activities within the life settlements industry, which could result in decreased sales of financial products or services; (11) NFP’s ability to operate effectively within the restrictive covenants of its credit facility and the continued availability of borrowings and letters of credit under NFP’s credit facility; (12) adverse results, market uncertainty in the financial services industry, or other consequences from litigation, arbitration, regulatory investigations or compliance initiatives, including those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, regulatory investigations or activities within the life settlements industry; (13) the impact of capital markets behavior, such as fluctuations in the price of NFP’s common stock, the dilutive impact of capital raising efforts or the impact of refinancing transactions; (14) the impact of legislation or regulations in jurisdictions in which NFP’s subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers and the uncertain impact of  legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) uncertainty regarding the impact of newly-adopted healthcare legislation or resulting changes in business practices of NFP’s subsidiaries that operate in the benefits market; (16) changes in laws, including the elimination or modification of the federal estate tax, changes in the tax treatment of life insurance products, or changes in regulations affecting the value or use of benefits programs, which may adversely affect the demand for or profitability of the Company’s services; (17) developments in the availability, pricing, design, tax treatment or underwriting of insurance products, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (18) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses, including life settlements and registered investment advisory fees; (19) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (20) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; (21) the loss of services of key members of senior management; (22) the Company’s ability to compete against competitors with greater resources, such as those with greater name recognition; and (23) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 12, 2010, its Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the SEC on May 10, 2010, and its Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the SEC on August 4, 2010.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source:  NFP

Contacts:
Investor Relations:	Media Relations:
Abbe F. Goldstein, CFA	Barbara Willis
NFP	NFP
ir@nfp.com	communications@nfp.com
212-301-4011	212-301-1039

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited-in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$237,478	$229,925	$697,641	$671,104

Operating expenses:
Commissions and fees	70,731	63,059	212,458	187,934
Compensation expense	62,081	64,649	191,071	199,456
Non-compensation expense	37,784	36,507	117,147	112,995
Management fees	53,466	34,855	109,650	87,316
Amortization of intangibles	8,258	8,975	24,802	27,745
Depreciation	3,017	3,361	9,028	10,385
Impairment of goodwill and intangible assets	—	2,002	2,901	612,234
Gain on sale of businesses	(100)	(1,190)	(10,021)	(1,852)
Total operating expenses	235,237	212,218	657,036	1,236,213
Income (loss) from operations	2,241	17,707	40,605	(565,109)

Non-operating income and expenses
Interest income	869	703	2,645	2,249
Interest expense	(4,990)	(5,001)	(14,449)	(15,718)
Gain on early extinguishment of debt	9,711	—	9,711	—
Other, net	2,845	3,387	5,516	11,111
Non-operating income and expenses, net	8,435	(911)	3,423	(2,358)

Income (loss) before income taxes	10,676	16,796	44,028	(567,467)

Income tax expense (benefit)	2,446	6,256	16,739	(72,230)
Net income (loss)	$8,230	$10,540	$27,289	$(495,237)

Earnings (loss) per share:
Basic	$0.19	$0.25	$0.65	$(12.11)
Diluted	$0.19	$0.24	$0.62	$(12.11)

Weighted average shares outstanding:
Basic	42,839	41,604	42,302	40,888
Diluted	44,316	43,114	43,831	40,888

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
GAAP net income (loss)	$8,230	$10,540	$27,289	$(495,237)
Income tax expense (benefit)	2,446	6,256	16,739	(72,230)
Interest income	(869)	(703)	(2,645)	(2,249)
Interest expense	4,990	5,001	14,449	15,718
Gain on early extinguishment of debt	(9,711)	—	(9,711)	—
Other, net	(2,845)	(3,387)	(5,516)	(11,111)
Income (loss) from operations	$2,241	$17,707	$40,605	$(565,109)
Amortization of intangibles	8,258	8,975	24,802	27,745
Depreciation	3,017	3,361	9,028	10,385
Impairment of goodwill and intangible assets	—	2,002	2,901	612,234
Gain on sale of businesses	(100)	(1,190)	(10,021)	(1,852)
Accelerated vesting of RSUs	13,395	—	13,395	—
Adjusted EBITDA (1)	$26,811	$30,855	$80,710	$83,403

RECONCILIATION OF NET INCOME (LOSS) TO CASH EARNINGS
(Unaudited-in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
GAAP net income (loss)	$8,230	$10,540	$27,289	$(495,237)
Amortization of intangibles	8,258	8,975	24,802	27,745
Depreciation	3,017	3,361	9,028	10,385
Impairment of goodwill and intangible assets	—	2,002	2,901	612,234
Tax benefit of impairment of goodwill and intangible assets	(102)	(427)	(1,132)	(89,475)
Non-cash interest, net of tax	588	1,966	4,292	5,255
Accelerated vesting of RSUs, net of tax	8,174	—	8,174	—
Gain on early extinguishment of debt, net of tax	(5,914)	—	(5,914)	—
Cash earnings (2)	$22,251	$26,417	$69,440	$70,907

GAAP net income (loss) per share - diluted	$0.19	$0.24	$0.62	$(12.11)
Amortization of intangibles	0.19	0.21	0.57	0.65
Depreciation	0.07	0.08	0.21	0.25
Impairment of goodwill and intangible assets	—	0.05	0.07	14.45
Tax benefit of impairment of goodwill and intangible assets	—	(0.01)	(0.03)	(2.11)
Non-cash interest, net of tax	0.01	0.05	0.10	0.12
Accelerated vesting of RSUs, net of tax	0.18	—	0.19	—
Gain on early extinguishment of debt, net of tax	(0.13)	—	(0.13)	—
Impact of diluted shares on cash earnings not reflected in GAAP net loss per share - diluted (3)	—	—	—	0.40
Cash earnings per share - diluted (4)	$0.50	$0.61	$1.58	$1.67

(1)	Adjusted EBITDA is a non-GAAP measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, the pre-tax impact of the accelerated vesting of certain RSUs and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.

(2)
Cash earnings is a non-GAAP measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest expense and the after-tax impact of certain non-recurring items.

(3)
To calculate GAAP net loss per share, weighted average common shares outstanding - diluted is the same as weighted average common shares outstanding - basic due to the anti-dilutive effects of other items caused by  a GAAP net loss position.  However, in periods which the Company reports positive cash earnings with a GAAP net loss, the Company uses weighted average common shares outstanding – diluted to calculate cash earnings per share – diluted only.

(4)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding.

CORPORATE CLIENT GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$94,609	$90,665	$279,372	$273,009

Operating expenses:
Commissions and fees	9,660	8,825	25,922	25,809
Compensation expense	32,141	31,821	97,533	98,063
Non-compensation expense	18,362	17,234	56,790	54,019
Management fees	24,600	17,524	54,771	46,115
Amortization of intangibles	5,402	5,678	16,003	17,344
Depreciation	1,599	1,657	4,674	5,151
Impairment of goodwill and intangible assets	—	—	1,931	354,408
(Gain) loss on sale of businesses	(125)	(206)	(8,287)	130
Total operating expenses	91,639	82,533	249,337	601,039
Income (loss) from operations	$2,970	$8,132	$30,035	$(328,030)

CORPORATE CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Income (loss) from operations	$2,970	$8,132	$30,035	$(328,030)
Amortization of intangibles	5,402	5,678	16,003	17,344
Depreciation	1,599	1,657	4,674	5,151
Impairment of goodwill and intangible assets	—	—	1,931	354,408
(Gain) loss on sale of businesses	(125)	(206)	(8,287)	130
Accelerated vesting of RSUs	7,394	—	7,394	—
Adjusted EBITDA	$17,240	$15,261	$51,750	$49,003

(1) The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$91,906	$97,428	$261,977	$274,931

Operating expenses:
Commissions and fees	18,757	18,851	57,375	57,726
Compensation expense	25,914	28,994	81,970	89,004
Non-compensation expense	16,048	17,928	50,360	54,513
Management fees	28,866	17,331	54,879	41,201
Amortization of intangibles	2,856	3,297	8,799	10,401
Depreciation	1,065	1,441	3,345	4,472
Impairment of goodwill and intangible assets	—	2,002	970	257,826
Gain on sale of businesses	25	(984)	(1,734)	(1,982)
Total operating expenses	93,531	88,860	255,964	513,161
(Loss) income from operations	$(1,625)	$8,568	$6,013	$(238,230)

INDIVIDUAL CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
(Loss) income from operations	$(1,625)	$8,568	$6,013	$(238,230)
Amortization of intangibles	2,856	3,297	8,799	10,401
Depreciation	1,065	1,441	3,345	4,472
Impairment of goodwill and intangible assets	—	2,002	970	257,826
Gain on sale of businesses	25	(984)	(1,734)	(1,982)
Accelerated vesting of RSUs	6,001	—	6,001	—
Adjusted EBITDA	$8,322	$14,324	$23,394	$32,487

(1) The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$50,963	$41,832	$156,292	$123,164

Operating expenses:
Commissions and fees	42,314	35,383	129,161	104,399
Compensation expense	4,026	3,834	11,568	12,389
Non-compensation expense	3,374	1,345	9,997	4,463
Depreciation	353	263	1,009	762
Total operating expenses	50,067	40,825	151,735	122,013
Income from operations	$896	$1,007	$4,557	$1,151

ADVISOR SERVICES GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Income from operations	$896	$1,007	$4,557	$1,151
Depreciation	353	263	1,009	762
Adjusted EBITDA	$1,249	$1,270	$5,566	$1,913

(1) The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-in thousands)
	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$94,885	$55,994
Fiduciary funds - restricted related to premium trust accounts	91,112	75,931
Commissions, fees and premiums receivable, net	98,058	129,833
Due from principals and/or certain entities they own	15,900	14,075
Notes receivable, net	8,012	9,731
Deferred tax assets	15,086	14,283
Other current assets	22,123	14,435
Total current assets	345,176	314,282
Property and equipment, net	37,362	37,291
Deferred tax assets	557	5,820
Intangibles, net	345,865	379,513
Goodwill, net	70,835	63,887
Notes receivable, net	32,070	28,714
Other non-current assets	42,829	39,744
Total assets	$874,694	$869,251

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$96,356	$77,941
Borrowings	—	40,000
Current portion of long term debt	12,500	—
Income taxes payable	—	6,325
Due to principals and/or certain entities they own	27,767	34,106
Accounts payable	17,530	24,337
Accrued liabilities	63,729	73,105
Total current liabilities	217,882	255,814
Long-term debt	109,375	—
Deferred tax liabilities	4,207	4,380
Convertible senior notes	86,575	204,548
Other non-current liabilities	64,089	64,472
Total liabilities	482,128	529,214

STOCKHOLDERS' EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,589	4,414
Additional paid-in capital	900,284	876,563
Accumulated deficit	(439,351)	(438,109)
Treasury stock	(72,360)	(102,930)
Accumulated other comprehensive (loss) income	(596)	99
Total stockholders' equity	392,566	340,037
Total liabilities and stockholders' equity	$874,694	$869,251

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cash flow from operating activities
Net income (loss)	$8,230	$10,540	$27,289	$(495,237)

Adjustments to reconcile to net cash provided by (used in) operating activities:
Deferred taxes	(5,072)	1,106	284	(87,000)
Stock-based compensation	9,998	2,456	15,676	7,443
Impairment of goodwill and intangible assets	—	2,002	2,901	612,234
Amortization of intangibles	8,258	8,975	24,802	27,745
Depreciation	3,017	3,361	9,028	10,385
Accretion of senior convertible notes discount	992	2,783	7,027	8,292
Gain on sale of businesses	(100)	(1,190)	(10,021)	(1,852)
Loss on sublease	—	—	1,766	—
Bad debt expense	1,858	718	2,697	768
Gain on early extinguishment of debt	(9,711)	—	(9,711)	—
Other, net	(545)	—	(1,493)	—

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium trust accounts	(4,995)	3,420	(15,181)	(729)
Commissions, fees and premiums receivable, net	(2,156)	3,847	28,744	38,920
Due from principals and/or certain entities they own	(397)	1,615	(1,839)	(3,390)
Notes receivable, net - current	(553)	659	1,719	(705)
Other current assets	(1,998)	(816)	(7,657)	(396)
Notes receivable, net - non-current	(1,149)	1,060	(7,745)	(2,977)
Other non-current assets	621	(700)	680	(1,832)

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	7,209	1,457	18,415	9,424
Income taxes payable	8,799	—	2,474	(11)
Due to principals and/or certain entities they own	8,903	26	(8,507)	(22,072)
Accounts payable	549	3,038	(4,013)	(7,125)
Accrued liabilities	8,129	1,081	1,905	(8,475)
Other non-current liabilities	(5,671)	4,983	(2,868)	(416)
Total adjustments	25,986	39,881	49,083	578,231
Net cash provided by operating activities	34,216	50,421	76,372	82,994

Cash flow from investing activities:
Proceeds from disposal of businesses	166	1,935	5,673	10,997
Purchases of property and equipment, net	(4,017)	(1,801)	(9,284)	(4,943)
Payments for acquired firms, net of cash, and contingent consideration	(642)	(627)	(10,123)	(1,606)
Change in restricted cash	10,000	—	10,000	—
Net cash used in (provided by) investing activities	5,507	(493)	(3,734)	4,448

Cash flow from financing activities:
Repayments of borrowings	—	(40,000)	(40,000)	(73,000)
Proceeds from long term debt	125,000	—	125,000	—
Repayment of long term debt	(3,125)	—	(3,125)	—
Long term debt costs	(3,923)	—	(3,923)	—
Proceeds from issuance of senior convertible notes	—	—	125,000	—
Senior convertible notes issuance costs	(16)	—	(4,129)	—
Repayment of senior convertible notes	(219,650)	—	(219,650)	—
Senior convertible notes tender offer costs	(800)	—	(800)	—
Purchase of call options	—	—	(33,913)	—
Sale of warrants	—	—	21,025	—
Proceeds from stock-based awards, including tax benefit	57	385	2,891	(2,719)
Shares cancelled to pay withholding taxes	(150)	(51)	(2,056)	(210)
Dividends paid	—	—	(67)	(50)
Net cash used in financing activities	(102,607)	(39,666)	(33,747)	(75,979)
Net (decrease) increase in cash and cash equivalents	(62,884)	10,262	38,891	11,463
Cash and cash equivalents, beginning of period	157,769	49,822	55,994	48,621
Cash and cash equivalents, end of the period	$94,885	$60,084	$94,885	$60,084

Supplemental disclosures of cash flow information
Cash paid for income taxes	$5,397	$4,332	$26,100	$18,010
Cash paid for interest	$1,580	$1,975	$3,281	$5,771